Exhibit 3.2

CERTIFICATE OF MERGER OF

LOS NEWCO MERGER SUB LLC

WITH AND INTO

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware Act”), the undersigned company submits the following Certificate of Merger adopted for filing and hereby certifies that:

FIRST: The name and state of domicile of each of the constituent entities is as follows:

Name of Entity	Type of Entity	Jurisdiction of Formation
LOS NewCo Merger Sub LLC	Limited liability company	Delaware
Liberty Oilfield Services New HoldCo LLC	Limited liability company	Delaware

SECOND: A Master Reorganization Agreement (the “Master Reorganization Agreement”) providing for the merger (the “Merger”) of LOS NewCo Merger Sub LLC, a Delaware limited liability company (“NewCo”), with and into Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“Liberty LLC”), has been approved, adopted, certified, executed and acknowledged in accordance with the provisions of Section 18-209 of the Delaware Act by each of the constituent entities.

THIRD: Liberty LLC shall be the surviving company after the Merger (the “Surviving Company”). The name of the Surviving Company is Liberty Oilfield Services New HoldCo LLC.

FOURTH: The Merger is to become effective upon filing of this certificate.

FIFTH: The Certificate of Formation of Liberty LLC, as filed December 21, 2016 with the Secretary of State of the State of Delaware, shall be and will constitute the certificate of formation of the Surviving Company.

SIXTH: The executed Master Reorganization Agreement is on file at: 950 17th Street, Suite 2400, Denver, Colorado 80202, the principal place of business of the Surviving Company.

SEVENTH: A copy of the Master Reorganization Agreement will be furnished by the Surviving Company, upon request and without cost, to any member of either constituent limited liability company.

[Signature page follows]

IN WITNESS WHEREOF, Liberty LLC has caused this Certificate of Merger to be signed by a duly authorized officer thereof, on the 17th day of January, 2018.

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC

By:	/s/ Michael Stock
Name:	Michael Stock
Title:	Chief Financial Officer